EXHIBIT 99.1
News Release

CONTACT:	Media Relations	Exxon Mobil Corporation
	972-940-6007	5959 Las Colinas Boulevard
Irving, TX 75039-2298
972 940 6007 Telephone
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FOR IMMEDIATE RELEASE
MONDAY, NOVEMBER 30, 2020

ExxonMobil to Prioritize Capital Investments on High-Value Assets

•Capital and exploration investments of $16-$19 billion in 2021; $20 billion to $25 billion annually to 2025
•Near-term investment priorities: Guyana, Permian, Brazil, Chemicals performance products
•Certain dry gas assets removed from development plan; after-tax impairment of $17 billion to $20 billion
•Commitment to cost reduction, reliable dividend remains unchanged

IRVING, Texas – ExxonMobil has completed a review of its forward business plans and will prioritize near-term capital spending on advantaged assets with the highest potential future value, including developments in Guyana and the U.S. Permian Basin, targeted exploration in Brazil and Chemicals projects to grow high-value performance products.

“Recent exploration success and reductions in development costs of strategic investments have further enhanced the value of our industry-leading investment portfolio,” said Darren Woods, chairman and chief executive officer for Exxon Mobil Corporation. “Continued emphasis on high-grading the asset base - through exploration, divestment and prioritization of advantaged development opportunities - will improve earnings power and cash generation, and rebuild balance sheet capacity to manage future commodity price cycles while working to maintain a reliable dividend.”

The company said its annual business plan focused on the following priorities and actions:
•Leveraging the significant cost savings realized in 2020 that are on track to exceed announced reductions of $10 billion or 30 percent of capital spending and 15 percent of cash operating expenses. Key to ongoing expense management are business line reorganizations and efficiencies that include global workforce reduction of 15 percent by year-end 2021.
•Continued pacing of investments. The company expects $16 billion to $19 billion in capital and exploration expenditures in 2021, and $20 billion to $25 billion annually through 2025.
•Preserving the long-term value of the company’s investment portfolio by offsetting costs associated with project delays. The company plans to double earnings by 2027, when viewed on the same price and margin assumptions used in the 2020 Investor Day materials.
•Removal of less strategic assets from its development plan as a result of the growing strength of its portfolio. Assets removed include certain dry gas resources in the Appalachian and Rocky Mountains, Oklahoma, Texas, Louisiana and Arkansas in the United States, and in western Canada and Argentina. The decision will result in a non-cash, after-tax fourth quarter impairment charge of approximately $17 billion to $20 billion.
•Increased focus on monetization of less strategic assets to grow the portfolio of potential divestments, including certain North American dry gas assets, contingent on buyer valuations.

Woods said the business environment in the fourth quarter is showing signs of improvement despite the resurgence in COVID-19 cases and accompanying economic restrictions.

“Prices and margins for many of our businesses have improved from the third quarter and when coupled with continuing efforts to reduce spending and capture additional efficiencies, quarter-to-date cash flow has improved versus our plan assumptions,” he said.

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ExxonMobil, one of the largest publicly traded international energy companies, uses technology and innovation to help meet the world’s growing energy needs. ExxonMobil holds an industry-leading inventory of resources, is one of the largest refiners and marketers of petroleum products, and its chemical company is one of the largest in the world. To learn more, visit exxonmobil.com and the Energy Factor.

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Cautionary Statement

Statements related to outlooks, projections, goals, accounting estimates, descriptions of strategic plans and objectives, and other statements of future events or conditions are forward-looking statements. Actual future results, including financial and operating performance; future earnings growth; the impact of the COVID-19 pandemic on results; planned capital and cash operating expenses for future years and the ability to meet or exceed announced reductions against prior plans; total capital expenditures and mix; cash flow; capital allocation and debt levels; dividend and shareholder returns; business and project plans, timing, costs and capacities; accounting and financial reporting effects, including potential impairment charges resulting from changes in current development plan strategy or divestment plans; and the pace and outcome of divestments, could differ materially due to a number of factors. These include global or regional changes in the supply and demand for oil, natural gas, petrochemicals, and feedstocks and other market conditions that impact prices and differentials; the outcome of government policies and actions, including actions taken to address COVID-19 and to maintain the functioning of national and global economies and markets; the impact of company actions to protect the health and safety of employees, vendors, customers, and communities; the severity, length and ultimate impact of COVID-19 on people and economies, including the nature and pace of economic recovery as well as the ability of ExxonMobil and its vendors and contractors to maintain operations while taking appropriate health protective measures for employees and others; reservoir performance; the outcome of exploration projects and timely completion of development and construction projects; changes in law, taxes, or regulation including environmental regulations, and timely granting of governmental permits; war, trade agreements and patterns, shipping blockades or harassment, and other political or security disturbances; opportunities for and regulatory approval of potential investments or divestments; the capture of efficiencies within and between business lines and the ability to maintain near-term cost reductions as ongoing efficiencies while maintaining future competitive positioning; general economic conditions including the occurrence and duration of economic recessions; and other factors discussed under the heading Factors Affecting Future Results on the Investors page of our website at www.exxonmobil.com and in Item 1A of ExxonMobil’s 2019 Form 10-K and subsequent Forms 10-Q for the quarters ended March 31, 2020, June 30, 2020, and September 30, 2020. Statements regarding plans or potential outcomes for the fourth quarter 2020 and for 2021 through 2027 remain subject to final assessments and analysis based on the company plan approved by the Board of Directors in November 2020. We assume no duty to update these statements as of any future date.

Forward-looking statements contained in this release regarding the potential for future earnings growth potential are not forecasts of actual future results. These figures are provided to help quantify the potential future results and goals of currently-contemplated management plans and objectives including planned project investments, plans to grow Upstream production volumes, plans to increase sales in our Downstream and Chemical segments and to shift our Downstream product mix toward higher-value products, continued highgrading of ExxonMobil’s portfolio through our ongoing asset management program, initiatives to improve efficiencies and reduce costs, capital expenditures and cash management, and other efforts within management’s control to impact future results. These figures are intended to quantify for illustrative purposes management’s view of the potentials for these efforts and the potential to achieve these results subject to a timeframe of 2027 in comparison to the 2025 time frame previously communicated at our 2020 Investor Day as a result of the impacts of COVID and related events. These prices are not intended to reflect management’s forecasts for future prices or the prices we use for internal planning purposes. The reference to the potential for doubling of earnings by 2027 is in comparison to 2017 adjusted earnings, i.e., reported earnings of $19.7 billion excluding the effects of U.S. tax reform and impairments resulting in adjusted 2017 earnings of $15.3 billion.

Future growth potential as presented at the company’s 2020 Investor Day was based on pre-COVID assumptions including $60 real prices for Brent crude, $3/mbtu Henry Hub prices for natural gas, and historical Downstream and Chemical margins over the 2015-2019 time period, and no significant changes in applicable laws or regulations or fiscal terms vs the environment at that time. Updated assumptions supporting the company’s future view of growth potential will be discussed at the company’s next Investor Day scheduled for March 2021.

References to the resource base and other quantities of oil, natural gas or condensate may include estimated amounts that are not yet classified as “proved reserves” under SEC definitions, but which are expected to be ultimately recoverable. The term “project” as used in this report can refer to a variety of different activities and does not necessarily have the same meaning as in any government payment transparency reports.

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